                                                                   Exhibit 99.A2

                            EQUITY OPPORTUNITY TRUST,
                   DIVIDEND INCOME VALUE STRATEGY SERIES 2006B

                          TRUST INDENTURE AND AGREEMENT

                          Dated as of February 23, 2006

                                  Incorporating

               Standard Terms and Conditions of Trust, as amended,
                            Dated as of July 1, 1998,

                                     Between

                          UBS FINANCIAL SERVICES INC.,
                                  as Depositor

                                       and

                         INVESTORS BANK & TRUST COMPANY
                                   as Trustee

         THIS TRUST INDENTURE AND AGREEMENT dated as of February 23, 2006 between UBS Financial Services Inc., as Depositor and Investors Bank & Trust
Company, as Trustee, which sets forth certain of its provisions in full and incorporates other of its provisions by reference to a document entitled
"Standard Terms and Conditions of Trust" dated as of July 1, 1998, as amended, among the parties hereto (hereinafter called the "Standard Terms"), such provisions as are set forth in full and such provisions as are incorporated by reference constituting a single instrument.

                          W I T N E S S E T H T H A T:

         WHEREAS, the parties hereto have heretofore or concurrently herewith entered into the Standard Terms in order to facilitate creation of a series of securities issued under a unit investment trust pursuant to the provisions of the Investment Company Act of 1940, as amended, and the laws of the State of New
York, each of which series will be composed of redeemable securities representing undivided interests in a trust fund composed of publicly traded common or preferred stocks issued by domestic or foreign companies, and, in certain cases, interest-bearing United States Treasury Obligations ("Treasury
Obligations"); and

         WHEREAS, the parties hereto desire to reflect the corporate name change effective June 9, 2003 whereby the name "UBS PaineWebber Inc." was changed to
"UBS Financial Services Inc.";

         WHEREAS, the parties now desire to create Dividend Income Value
Strategy Series 2006B of the aforesaid series;

         NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee agree as follows:

         Section 1. Incorporation of Standard Terms and Conditions of Trust.
Subject to the provisions of Section 2 and 3 of this Trust Indenture and
Agreement set forth below, all of the provisions of the Standard Terms are incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully to all intents and purposes as though said provisions had been set forth in full in this instrument. Unless otherwise stated, section references shall refer to sections in the Standard Terms.

         Section 2. Corporate Name Change. All references to the name "UBS
PaineWebber Inc." in the Standard Terms shall be deleted and shall be replaced with the name "UBS Financial Services Inc.".

         Section 3. Specific Terms of this Series. The following terms are hereby agreed to for

this series of Equity Opportunity Trust, which series shall be known and designated as "Equity Opportunity Trust, Dividend Income Value Strategy Series
2006B".

         A. (1) The aggregate number of Units outstanding on the date hereof for this Series is 1,000,000.

            (2) The initial fractional undivided interest represented by each
Unit of this series shall be 1/1,000,000th of the Trust Fund. A receipt evidencing the ownership of this total number of Units outstanding on the date hereof is being delivered by the Trustee to the Depositor.

            (3) The Securities deposited into the Trust on the Initial Date of
Deposit are set forth on Schedule A hereto.

         B. The term "Record Date" shall mean May 10, 2006, August 10, 2006,
November 10, 2006 and February 10, 2007; provided, however, that with respect to a distribution required by Section 2.02(b), the Record Date shall be the last
Business Day of the month during which the contract to purchase the Security fails.

         Record Date shall also include such date or dates determined by the
Sponsor and the Trustee as necessary or desirable and in the best interest of the Unitholders for federal or state tax purposes, or for other purposes
(hereinafter a "Special Record Date"), which date may replace a regularly scheduled Record Date if such regularly scheduled Record Date is within 30 days of a Special Record Date.

         C. The term "Distribution Date" shall mean the 15th day following each
Record Date; the Distribution Dates with respect to Income Account Distributions
(the "Income Account Distribution Dates") shall mean May 25, 2006, August 25,
2006, November 25, 2006, February 25, 2007 and on or after the Mandatory
Termination Date, and shall mean November 25, 2006 and on or after the Mandatory
Termination Date with respect to Capital Account Distributions (the "Capital
Account Distribution Dates"). With respect to a distribution required by Section
2.02(b), the Distribution Date shall be the fifteenth (15) day after the Record
Date with respect thereto.

         In the event a Special Record Date is declared, "Distribution Date"
shall also include such date as is determined by the Sponsor and the Trustee to be the Distribution Date in respect of such Special Record Date.

         D. The Discretionary Liquidation Amount shall be forty per centum (40%)
of the aggregate value of the Securities originally deposited on the date hereof and subsequently deposited pursuant to any Supplemental Indenture pursuant to
Section 2.02.

         E. (1) The Mandatory Termination Date shall be April 30, 2007.

            (2) Section 9.01(b) of the Standard Terms is hereby amended by deleting the text of such subparagraph in its entirety and substituting the following text in its place:

         "Unless advised to the contrary by the Sponsor, the Trustee shall sell the Securities held in the Trust within 15 days of the Mandatory Termination
Date, pursuant to instructions from the Sponsor. The Sponsor, in its sole discretion, may direct the Trustee (i) to sell some or all of the Securities on one date or on a more gradual basis, (ii) to utilize program or block trades,
(iii) to sell the Securities having the greatest amount of capital appreciation first and in a manner to effectuate orderly sales and minimal market impact, or
(iv) in any other manner permitted herein. In the event that the Sponsor does not so direct, Securities shall be sold on a pro rata basis."

         F. The Trustee's annual compensation as referred to in Section 8.05 shall be $.00170 per Unit computed monthly based on the largest number of Units outstanding during the preceding month.

         G. The Sponsor's annual compensation pursuant to Section 7.02 shall be computed as $.00035 per Unit, based on the largest number of Units outstanding in a calendar year.

         H. The balance in the Capital Account below which no distribution need be made, as referred to in Section 3.04, is $0.005 per Unit outstanding.

         I. The calendar year to be specified pursuant to Section 3.05 shall be calendar year 2006 so that the Trustee's first annual report will be furnished to Unitholders within a reasonable period of time following calendar year 2006.

         J. The Trust hereby elects to qualify as a "grantor trust" under the
Internal Revenue Code of 1986, as amended. The taxable year for this Trust shall end on December 31.

         K. The Sponsor's Initial Costs are estimated to be $0.0020 per Unit.

         L. The Trust hereby elects to make available a Reinvestment Plan for this Series.

         M. Units of this Trust shall not be held in certificated form.

         N. The Trust may receive Supplemental Deposits and issue Additional
Units in accordance with Section 2.02(c).

         O. 1. Section 1.01 is hereby amended as follows:

         The definition of "Distribution Date" contained in Section 1.01 is hereby amended by deleting the definition in its entirety and substituting the following text in its place:

         "Distribution Date: The date(s) specified as such in the Trust
Indenture which may, if so specified therein, be different for Income Account
Distributions ("Income Account Distribution Dates") and Capital Account
Distribution Dates ("Capital Account Distribution Dates"). If any distribution date does not fall on a Business Day, such distribution date shall be the next
Business Day immediately following such specified distribution date."

         The definition of "Record Date" contained in Section 1.01 is hereby amended by deleting the definition in its entirety and substituting the following text in its place:

         "Record Date: The record date for a Capital Account Distribution and/or an Income Account Distribution, as the case may be, specified as such in the
Trust Indenture. Such record dates may be specified as Capital Account Record
Dates or Income Account Record Dates as the case may be. If any record date does not fall on a Business Day, such record date shall be the Business Day immediately preceding such specified record date."

            P. 1. Section 3.06(a) is hereby amended by deleting the text of
Section 3.06(a) in its entirety and substituting the following text in its place:

         "(a) The Sponsor by written notice may direct the Trustee to sell
Securities at such price and time and in such manner as shall be deemed appropriate by the Sponsor if the Sponsor shall have determined that any materially adverse market or credit factors have occurred that, in the opinion of the Sponsor the retention of such Securities would not be in the best interests of the Unitholders. In making such determination, the Sponsor shall be entitled to consider any one or more of the following conditions or events:

                  (1) that there has been a failure to declare or pay
         anticipated dividends or interest;

                  (2) that any materially adverse action or proceeding has been instituted at law or in equity seeking to restrain or enjoin the declaration or payment of dividends or interest on any such Securities or that there exists any other materially adverse legal question or impediment affecting such Securities or the declaration or payment of dividends or interest on the same;

                  (3) that there has occurred any breach of covenant or warranty in any trust indenture or other document relating to the issuer or obligor or guarantor which might materially and adversely affect either immediately or contingently the declaration or payment of dividends or interest on such Securities;

                  (4) that there has been a default in the payment of the
         principal or par or stated value of premium, if any, or income on any other outstanding securities of the issuer or the guarantor of such securities which might materially and adversely, either immediately or contingently, affect the declaration or payment of dividends or interest on the Securities;

                  (5) that a decline in price of the Securities has occurred;

                  (6) that the sale of such Securities is desirable in order to maintain the qualification of the Trust Fund as a "Regulated Investment
         Company" in the case of a trust which has elected to qualify as such;

                  (7) that there has been a decrease in the Sponsor's internal rating of the Security; or

                  (8) that there has been a happening of events which, in the opinion of the Sponsor, negatively affects the economic fundamentals of the issuer of the Security or the industry of which it is a part.

         (b) The Sponsor may by written notice direct the Trustee to sell or tender for cash Securities at such price and time and in such manner as shall be deemed appropriate by the Sponsor if the Sponsor shall have determined that a public tender offer has been made for a security, or a merger or acquisition has been announced affecting a security, that in the opinion of the Sponsor, the sale or tender of such Securities is in the best interest of the Unitholders.

         2. Section 3.06 is further amended by re-lettering the existing paragraphs (b) and (c) to become (c) and (d), respectively.

                  Q. The Units of this Trust shall be subject to a Deferred
Sales Charge in an amount, and that shall be paid in the manner, as set forth below and in the Prospectus. Commencing in the seventh (7th) month (August,
2006) and continuing through the twelfth (12th) month (January, 2007) of the
Trust's 15-month life, the Deferred Sales Charge per 1,000 Units shall be $15.00 for such period.

                  R. For purposes of this Trust, the In-Kind Distribution Amount shall be $500,000, and the Sponsor shall direct whether an In-Kind Distribution shall be made.

                  S. The Rollover Notification Date shall be April 17, 2007. If, however, such specified date does not fall on a Business Day, such specified date shall be the next Business Day immediately following such specified date.

                  T. The Special Redemption Rollover Date shall be April 18,
2007. If, however, such specified date does not fall on a Business Day, such specified date shall be the next Business Day immediately following such specified date.

                  U. The Special Liquidation Period shall be April 17, 2007
through April 23, 2007. If, however, one or more of such specified dates does not fall on a Business Day, such specified date(s) shall be the next Business
Day immediately following such specified date(s).

                  V. Section 5.01(a)(Y)(iii) is amended to add the phrase "and
C&D Fees" following "Initial Costs".

                  W. Section 5.02 (b)(1) is amended to add the phrase "and C&D
Fees" following "Initial Costs".

                  X. Section 5.02 (b) is amended to add the phrase "and C&D
Fees" following "Initial Costs".

                  Y. Section 10.02 of the Standard Terms is hereby amended by adding new subsections 10.02(f) through (i) below, to provide for the deduction and payment of the Creation and Development Fee described in the Prospectus (the
"C&D Fee"):

         (f) The Sponsor shall be paid the C&D Fee in the manner described below and the payment of the C&D Fee shall be for the account of Unitholders of record at the conclusion of the initial public Offering Period the ("Computation Date")
and shall not be reflected in the computation of Unit Value prior thereto.

         (g) The Sponsor shall submit a written certification to the Trustee stating the Computation Date, the percentage rate of the C&D Fee set forth in the Prospectus (the "Percentage Rate") and the total dollar amount of the C&D
Fee calculated in the manner set forth in subsection (h) immediately below (the
"C&D Certification").

         (h) The Sponsor shall compute the total dollar amount of the C&D Fee by
(a) multiplying the Trust Fund's average daily net asset value per Unit during the period from the Initial Date of Deposit through and including the
Computation Date by (b) the number of Units outstanding on the Computation Date and then (c) multiplying that product by the Percentage Rate.

             (i) Promptly after receipt of the C&D Certification, the Trustee shall pay to the Sponsor, from the assets of the Trust Fund, the C&D Fee specified therein or any lessor amount as may be requested by the Sponsor. If so directed by the Sponsor, and upon receipt of directions to sell those Securities selected by the Sponsor, the Trustee shall sell those Securities having a value, as determined under Section 4.01 of the Standard Terms as of the date of such sale sufficient for the payment of the C&D fee specified in the C&D
Certification and shall distribute the proceeds of such sale to or upon the order of the Sponsor, but only to the extent of such C&D Fee.

         Z. The Trustee's address for notices under Section 10.06 is:

                  Hancock Tower
                  200 Clarendon Street
                  Boston, MA 02116
         AA. This Trust shall be designated as a "Rollover Series".

         IN WITNESS WHEREOF, UBS Financial Services Inc. has caused this Trust
Indenture and Agreement to be executed by one of its Corporate Vice Presidents and its corporate seal to be hereto affixed and attested by one of its Assistant
Secretaries, and Investors Bank & Trust Company has caused this Trust Indenture to be executed by one of its Authorized Signatories and its corporate seals to be hereto affixed and attested by one of its Authorized Signatories, all as of the date first above written.

                                            UBS FINANCIAL SERVICES INC.
                                              as Depositor and Sponsor

SEAL                                       By
                                             ---------------------------------
                                           Corporate Vice President

Attest:

--------------------------
Secretary

STATE OF NEW YORK          )
               :ss.:
COUNTY OF NEW YORK         )

On this 23rd day of February, 2006 before me personally appeared Richard
Stewart, to me known, who being by me duly sworn, said that he is a Corporate
Vice President of UBS Financial Services Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal;
that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                                           ------------------------------
                                           Notary Public

                          SCHEDULE A TO TRUST INDENTURE

                            EQUITY OPPORTUNITY TRUST
                   DIVIDEND INCOME VALUE STRATEGY SERIES 2006B

                             SCHEDULE OF INVESTMENTS

                AS OF INITIAL DATE OF DEPOSIT, FEBRUARY 23, 2006

 PRIMARY INDUSTRY SOURCE/PERCENTAGE OF AGGREGATE NET ASSET   NUMBER OF   COST OF SECURITIES
           VALUE OF THE TRUST AND NAME OF ISSUER               SHARES    TO TRUST(1)(2)(3)
----------------------------------------------------------- ----------- -------------------

Value S&P Industrial Stategy Stocks (50.00%)
--------------------------------------------
Automobile (3.35%) ........................................
    Genuine Parts Company .................................      740       $  33,129.80
Beverages (6.61%) .........................................
    Anheuser-Busch Companies, Inc. ........................      790          32,943.00
    PepsiCo, Inc. .........................................      550          32,450.00
Chemicals (3.33%) .........................................
    Rohm and Haas Company .................................      640          32,992.00
Consumer Products (6.71%) .................................
    Kimberly-Clark Corporation ............................      560          33,202.40
    The Clorox Company ....................................      540          33,183.00
Cosmetics & Toiletries (6.68%) ............................
    Avon Products, Inc. ...................................    1,160          32,886.00
    Colgate-Palmolive Company .............................      610          33,287.70
Cruise Lines (3.27%) ......................................
    Carnival Corporation ..................................      620          32,370.20
Electric (3.46%) ..........................................
    Emerson Electric Co. ..................................      410          34,206.30
Foods (6.63%) .............................................
    Sysco Corporation .....................................    1,110          32,889.30
    Wm. Wrigley Jr. Company ...............................      510          32,752.20
Oil/Gases (3.32%) .........................................
    Praxair, Inc. .........................................      600          32,820.00
Pharmaceuticals (3.33%) ...................................
    Abbott Laboratories ...................................      750          32,924.90
Publishing-Newspapers (3.31%) .............................
    Gannett Co., Inc. .....................................      520          32,973.20

                            EQUITY OPPORTUNITY TRUST
                   DIVIDEND INCOME VALUE STRATEGY SERIES 2006B

                       SCHEDULE OF INVESTMENTS--CONTINUED

 PRIMARY INDUSTRY SOURCE/PERCENTAGE OF AGGREGATE NET ASSET   NUMBER OF   COST OF SECURITIES
           VALUE OF THE TRUST AND NAME OF ISSUER               SHARES    TO TRUST(1)(2)(3)
----------------------------------------------------------- ----------- -------------------

Value Select Ten Strategy Stocks (50.00%)
-----------------------------------------
Automobile (5.03%) ........................................
    General Motors Corporation ............................    2,350       $  49,796.50
Chemicals (5.00%) .........................................
    E.I. du Pont de Nemours and Company ...................    1,210          49,476.90
Diversified Manufacturing Operations (4.96%) ..............
    General Electric Company ..............................    1,460          49,129.00
Financial Institutions/Banks (10.00%) .....................
    Citigroup Inc. ........................................    1,060          49,692.80
    JPMorgan Chase & Co. ..................................    1,190          49,277.90
Pharmaceuticals (10.01%) ..................................
    Merck & Co. Inc. ......................................    1,380          49,569.60
    Pfizer Inc. ...........................................    1,890          49,499.10
Telecommunications (10.04%) ...............................
    AT&T Inc. .............................................    1,750          49,437.50
    Verizon Communications Inc. ...........................    1,470          49,965.30
Tobacco (4.96%) ...........................................
    Altria Group, Inc. ....................................      670          49,165.40
                                                                           ------------
    TOTAL INVESTMENTS .....................................                $ 990,020.00
                                                                           ============

----------
(1)   All Securities are represented entirely by contracts to purchase such
      Securities.

(2)   Valuation of the Securities by the Trustee was made as described in
      "Valuation" in Part B of this Prospectus as of the close of business on the Business Day prior to the Initial Date of Deposit.

(3)   There was no gain or loss to the Sponsor on the Initial Date of Deposit.